Exhibit 99.1







                           For Immediate Release
                     For Further Information, Contact:
                 Brian Arsenault, SVP, Investor Relations
                               207 761-8517




         Banknorth Group to Present at Sandler O'Neill Conference

November 5, 2003 - Banknorth Group, Inc. (NYSE: BNK) announced today that Peter J. Verrill, Banknorth Senior Executive Vice President and Chief Operating Officer, will present at the Sandler O'Neill & Partners Financial Services Conference on November 13, 2003. Mr. Verrill will present from 9:45 a.m. - 10:15 a.m., Eastern Time.

A webcast of the presentation can be accessed via:
http://www.sandleroneill.com. The webcast can also be accessed by going to Banknorth's website: www.banknorth.com, Investor Relations. The webcast will be archived for 30 days after the event beginning November 14, 2003.

The presentation will also be available via audio conference at 800 239-8730. Callers will need to reference the Sandler O'Neill Conference, Session 1. Mr. Verrill's presentation will also be available at the Company's website as of the presentation time.

Banknorth Group is a $25.7 billion banking and financial services holding company headquartered in Portland, Maine. The Company offers banking and financial services in every New England state except Rhode Island and in upstate New York.